UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE SECURITIES
EXCHANGE ACT OF 1934

Costamare Inc.

(Exact Name of Registrant as Specified in its Charter)

The Republic of The Marshall Islands	N/A
(State of Incorporation or Organization)	(I.R.S. Employer Identification No.)

7 rue du Gabian, MC 98000 Monaco

(Address of Principal Executive Offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered 8.875% Series E Cumulative Redeemable Perpetual Preferred Stock, par value $0.0001	Name of each exchange on which each class is to be registered New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(c), please check the following box. ☒	If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended, and is effective pursuant to General Instruction A.(d), please check the following box. ☐

Securities Act registration statement file number to which this form relates:	333-214268 (If applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

Item 1.	Description of Registrant’s Securities to be Registered

A description of the 8.875% Series E Cumulative Redeemable Perpetual Preferred Stock of Costamare Inc. (the “Registrant”) is set forth under the caption “Description of Series E Preferred Stock” in the prospectus filed by the Registrant on January 25, 2018, pursuant to Rule 424(b) under the Securities Act of 1933, as amended (the “Securities Act”), which prospectus constitutes a part of the Registrant’s Registration Statement on Form F-3 (Registration No. 333-214268), filed with the Securities and Exchange Commission (the “SEC”) on October 27, 2016. Such prospectus, in the form in which it is so filed, shall be deemed to be incorporated herein by reference.

Item 2.	Exhibits

3.1	Second Amended and Restated Articles of Incorporation of Costamare Inc. (incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012 (File No. 001-34934) filed with the SEC on March 1, 2013).

3.2	First Amended and Restated Bylaws of Costamare Inc. (incorporated herein by reference to Exhibit 1.2 to the Registrant’s Annual Report on Form 20-F for the year ended December 31, 2012 (File No. 001-34934) filed with the SEC on March 1, 2013).

3.3	Statement of Designation of the 8.875% Series E Cumulative Redeemable Perpetual Preferred Stock.

4.1	Form of stock certificate evidencing the 8.875% Series E Cumulative Redeemable Perpetual Preferred Stock.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Costamare Inc.

Date: January 30, 2018	By:	/s/ Anastassios Gabrielides
Name: Anastassios Gabrielides
Title: General Counsel and Secretary